SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  May 31, 2002
                   Date of Report (date of earliest event reported)


                  ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in its Charter)


                     California           0-11038                  33-0644381
                   (State or Other     (Commission          (IRS Employer Iden-
                   Jurisdiction of      File Number)         tification Number)
                   Incorporation)

                      10675 Sorrento Valley Road, Suite 200
                          San Diego, California 92121
                     (Address of Principal Executive Offices
                               Including Zip Code

                                  858-450-7600
                         (Registrant's Telephone Number,
                              Including Area Code)



                    (Former Name or Former Address if Changed
                                 Since Last Report)


                               Page 1 of 6 pages.

Item 1.  Change of Control.

         On May 31, 2002, Advanced Remote Communication Solutions, Inc. consummated a $4,000,000 financing through the offering and sale of its Series C-1 Preferred Stock and Series C-2 Preferred Stock to Housatonic Micro Fund SBIC, L.P., a Delaware Limited Partnership, which contributed $3,000,000, and Lexington Funding LLC, a California limited liability company, which contributed $1,000,000, pursuant to a Stock Purchase Agreement among Advanced Remote Communication Solutions, Inc., Housatonic Micro Fund SBIC, L.P. and Lexington Funding LLC. After the completion of the financing, Housatonic Micro Fund SBIC, L.P. has the ability to elect two of the five authorized members of the Board of Directors of Advanced Remote Communication Solutions, Inc. and is the beneficial owner of 20% of the outstanding shares of common stock of Advanced Remote Communication Solutions, Inc. as defined under Rule 13d-3. The Company is not aware of any arrangements that may result in the change of control at a date subsequent to this report.

(C)  Exhibits

99.1     Press Release dated June 5, 2002.
 3.1     Certificate of Determination of Series C Preferred Stock dated
         May 28, 2002
10.1     Stock Purchase Agreement dated May 31, 2002




                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2002            Advanced Remote Communication Solutions, Inc.


                              By: /s/ Brandon Nixon
                              Brandon Nixon
                              Chairman of the Board and
                              Chief Executive Officer

EXHIBIT 99.1

For more information contact:
Brandon Nixon
Chairman and CEO
(+1) 858-450-7600


                ARCOMS Announces Execution of Re-Capitalization Transaction
SAN DIEGO - June 5, 2002 - Advanced Remote Communication Solutions, Inc. (ARCOMS) (OTCBB:BTRK.OB), today announced completion of a re-capitalization transaction, including both an equity infusion as well as a renegotiation of the terms of the company's debt. Under this transaction, Housatonic Partners, LLC, a private equity firm based in San Francisco and Boston, along with others, have provided an immediate capital infusion for continuing the growth of ARCOMS' business units and subsidiaries.
Financial details of the transaction were not disclosed. Brandon Nixon, General Partner of Housatonic Partners, has been appointed to serve as the new Chairman and Chief Executive Officer of ARCOMS. Mr. Nixon brings an impressive background of executive management experience throughout various telecom and technology industries and market sectors. "Housatonic Partners is excited to participate in this initiative and I personally look forward to working with the management and staff of ARCOMS," Mr. Nixon said. "It is our collective challenge to execute upon a plan that will stimulate the Company and enhance value to all ARCOMS shareholders." Michael Silverman, outgoing Chairman and Chief Executive Officer, stated, "I am pleased that we have successfully completed this transaction and believe it will lead to increased shareholder value. Housatonic Partners provides an excellent partner for ARCOMS at this stage in its growth cycle. I am confident that Brandon Nixon has all of the outstanding qualities necessary to lead the Company into this exciting phase in its development." Mr. Silverman will continue to serve as a member of the ARCOMS Board of Directors.
About ARCOMS
Advanced Remote Communication Solutions, Inc. (ARCOMS) is a global technology company delivering innovative and proprietary solutions to customers in specific markets for their remote information needs through its various business entities: Boatracs, Enerdyne Technologies, Inc., and Innovative Communications Technologies, Inc. (ICTI). ARCOMS' products and services include customized software applications; cost-effective satellite communications solutions; near real-time vessel tracking; bandwidth-efficient, multimedia satellite networks; e-mail technology; state-of-the-art, real-time video compression products; multiplexing equipment; and video monitoring services. ARCOMS' client base includes users within the government, transportation, military, marine, telecommunications, and commercial markets.
Headquartered in San Diego, ARCOMS has offices in El Cajon, California; Gulfport, Mississippi; Gaithersburg, Maryland; and Leiden, the Netherlands. For more information about ARCOMS and its business units, visit www.arcoms.com.

Legal Disclosure
Statements within this news release which are not historical facts, including statements about strategies and expectations for new and existing products, technologies, and opportunities are forward-looking statements that involve risks and uncertainties. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those set forth in the risk factors identified in the company's filings with the Securities and Exchange Commission, particularly its Form 10-KSB for the year ended 12/31/01. The company undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events. Additional Contacts:

Dean Kernus
Chief Financial Officer
(+1) 858-450-7600
dkernus@arcoms.com